   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998
                                                  REGISTRATION NO.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      PEDIATRIC SERVICES OF AMERICA, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                               58-1873345
(State or other jurisdiction of                               (I.R.S.  Employer
 incorporation or organization)                              Identification No.)


                             --------------------

                            310 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 441-1580
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               JOSEPH D. SANSONE
                                   PRESIDENT
                      PEDIATRIC SERVICES OF AMERICA, INC.
                            310 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 441-1580
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

          The Commission is requested to mail copies of all orders,
                        notices and communications to:

   THOMAS WARDELL, ESQ.                             SUSAN E. DIGNAN, ESQ.
LONG ALDRIDGE & NORMAN LLP                            GENERAL COUNSEL
  303 PEACHTREE STREET                       PEDIATRIC SERVICES OF AMERICA, INC.
       SUITE 5300                                  310 TECHNOLOGY PARKWAY
ATLANTA, GEORGIA 30308-3201                        NORCROSS, GEORGIA 30092
     (404) 527-4000                                      (770) 441-1580

                             --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             --------------------

                            CALCULATION OF REGISTRATION FEE
================================================================================================
                                               PROPOSED            PROPOSED
                                  AMOUNT        MAXIMUM             MAXIMUM            AMOUNT OF
    TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
 SECURITIES TO BE REGISTERED    REGISTERED   PER SHARE (1)         PRICE(1)             FEE(1)
================================================================================================
Common Stock, par value $.01
 per share....................     495,050          $19.00           $9,405,950           $2,851

================================================================================================

(1) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low sale prices of Pediatric Services of America, Inc. (the "Registrant") Common Stock as reported on the Nasdaq National Market on February 3, 1998.

                             --------------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS



                                 495,050 SHARES

                      PEDIATRIC SERVICES OF AMERICA, INC.

                                  COMMON STOCK


     The 495,050 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Pediatric Services of America, Inc. (the "Company") offered hereby are being offered for the account of ChoicePoint Services, Inc. ("ChoicePoint Services" or the "Selling Stockholder"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See "Selling Stockholder."

     The Selling Stockholder may sell the Shares offered hereby from time to time, with such sales to be primarily through market transactions effected through registered broker dealers on The Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed at market prices prevailing at the time of the sale. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration of the Shares being offered hereby. The Selling Stockholders will bear all expenses in connection with the sale of the Shares being offered hereby. See "Plan of Distribution."

     The Common Stock of the Company is traded on The Nasdaq National Market under the symbol "PSAI." On February 5, 1998, the last reported sale price of the Company's Common Stock on The Nasdaq National Market was $20.25 per share.

                             --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

                The date of this Prospectus is February 9, 1998.

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATES AS OF WHICH INFORMATION IS OTHERWISE SET FORTH OR INCORPORATED BY REFERENCE HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.


                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Additional Information....................................................... 2
Incorporation of Certain Documents by Reference.............................. 2
The Company.................................................................. 3
Selling Stockholder.......................................................... 4
Plan of Distribution......................................................... 4
Legal Matters................................................................ 4
Experts...................................................................... 4


                             ADDITIONAL INFORMATION

     Additional information regarding the Company and the Shares offered hereby is contained in the registration statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act hereby are incorporated by reference into this Prospectus as of their respective dates:

     (1) The Company's Annual Report on Form 10-K for the year ended September 30, 1997;

     (2) The Company's Proxy Statement, dated December 30, 1997 relating to its 1998 Annual Meeting of Stockholders;

     (3) The description of the Common Stock as contained in the Company's Amended Registration Statement on Form S-1 (Registration No. 33-92220), declared effective by the Commission on June 13, 1995, at "Description of Capital Stock."

     All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

     The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). The Company also will provide without charge upon request a copy of the Company's latest Annual Report to Stockholders. Written or telephonic requests should be directed to Susan E. Dignan, General Counsel, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092, telephone number: (770) 441-1580.


                                  THE COMPANY

GENERAL
--------

     The Company provides comprehensive pediatric home health care services, specializing in home nursing, respiratory therapy, infusion therapy and related services for infants and children. The Company's pediatric home health care services are designed to provide a high quality, lower cost alternative to prolonged hospitalization for medically fragile children. As a complement to its pediatric respiratory and infusion therapy services, the Company also provides respiratory and infusion therapy and related services for adults. The Company currently offers its home health care services through a network of 72 branch offices located in 24 states operated through various subsidiaries. The Company was organized on September 25, 1989 under the laws of the State of Delaware. Since that time the Company has grown by internal development, strategic alliances and by acquisition.

RECENT DEVELOPMENTS
-------------------

     In October 1997, the Company acquired the assets of Pediatric Physical Therapy, Inc., a pediatric physical therapy operation in St. Louis, Missouri, and in December 1997 purchased the assets of a related company, Kid's Nurses, Inc., a pediatric nursing company in St. Louis, Missouri.

     In November 1997, the Company acquired the assets of Kids & Nurses, Inc., a pediatric home health care company with operations in Tennessee and Florida, adding seven new prescribed pediatric extended care centers to the Company's already existing centers in Florida and Georgia, and transferring to the Company pediatric certificates of need in four major metropolitan areas of Tennessee.

     Also in November 1997, the Company purchased the assets of Intra-Care, Inc., a pharmacy and infusion company with three locations in New Jersey, in return for an aggregate value of $7,500,000 ($4,000,000 in cash and 130,435 in shares). In addition to directly providing home services, the Intra-Care acquisition adds to the Company's services the management of physician's offices and allows provision of infusion services at out-patient centers.

     In December 1997, the Company purchased the assets of two related companies, Cyber Home Medical Equipment Corporation, Inc. and Pre-Med, Inc., home medical equipment companies in New York with coverage of Long Island and several of the New York City boroughs.

     In December 1997, one of the Company's consolidated subsidiaries, Insurance Medical Reporter, Inc. ("IMR") purchased certain assets of ChoicePoint Services in return for an aggregate value of $26,000,000, $16,000,000 in cash and
$10,000,000 in  shares   (the 495,050 shares of Common Stock being registered
hereby). IMR provides paramedical examinations for the life and health insurance industries.

                              SELLING STOCKHOLDER

     The Selling Stockholder is ChoicePoint Services, a Georgia corporation (or, its successors in interest described below under "Plan of Distribution"). Neither the Selling Stockholder nor any officer, director or stockholder of the Selling Stockholder has had any prior relationship with the Company or any of its affiliates. All of the 495,050 Shares offered hereby (7% of the presently outstanding shares of Common Stock of the Company as of February 8, 1998) are being offered for the account of ChoicePoint Services. The Selling Stockholder acquired the Shares as a result of the transfer of certain assets of ChoicePoint Services as described above at "The Company - Recent Developments." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. As of February 8, 1998 the Selling Stockholder beneficially owned 495,050 shares of Common Stock. At the completion of sale, assuming all the Shares are sold, the Selling Stockholder will own no shares of Common Stock.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest, including without limitation ChoicePoint, Inc. (the sole stockholder of the Selling Stockholder to whom Shares may be distributed by the Selling Stockholder), with such sales to consist primarily of market transactions effected through registered broker dealers on The Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, at market prices then prevailing. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering they will be deregistered.

     The Company will bear all expenses in connection with the registration of the Shares. The Selling Stockholder will bear all expenses related to the sale of the Shares, including but not limited to commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder.

     The Selling Stockholder and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Long Aldridge & Norman LLP, Atlanta, Georgia, counsel to the Company.

                                    EXPERTS

     The consolidated financial statements and schedules of Pediatric Services of America, Inc. and its consolidated subsidiaries (except for Premier Medical Services, Inc. for the year ended September 30, 1995) as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as stated in their reports also incorporated by reference in this prospectus and registration statement. The consolidated financial statements of Premier Medical Services, Inc. for the year ended September 30, 1995 (consolidated with those of the Company) have been audited by Deloitte & Touche LLP as stated in their report also incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
         -------------------------------------------

         Securities and Exchange Commission Registration Fee...........  $ 2,851
         Nasdaq Fee....................................................     -0-
         Accountants' Fees and Expenses................................  $ 4,000
         Legal Fees and Expenses.......................................  $ 5,000
         Printing and Engraving Expenses...............................  $   800
         Blue Sky Fees and Expenses....................................     -0-
         Miscellaneous Expenses........................................     -0-

         Total Expenses................................................  $12,651

     The foregoing amounts, except for the Securities and Exchange Commission Registration Fee, are estimated. The Company has agreed to pay all of the above expenses.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     Article Ninth of the Company's Amended and Restated Certificate of Incorporation and Article VI, Section 4 of the Company's Amended and Restated Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a person for whom he is a legal representative, or is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent of another entity, including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as it currently exists or is later amended. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the Company.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Article Seventh of the Company's Amended and Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional approval of misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     The Company maintains directors and officers liability insurance that will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 16.  EXHIBITS
          --------

          (a) EXHIBITS. The following exhibits are filed as part of this registration statement.

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

4.1(a)       Amended and Restated Certificate of Incorporation of the
             Registrant(1)

4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant(2)

4.2          Amended and Restated Bylaws of the Registrant(3)

5.1          Opinion of Long Aldridge & Norman LLP*

23.1         Consent of Ernst & Young LLP*

23.2         Consent of Deloitte & Touche LLP*

23.3 Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5.1)*

24           Powers of Attorney (see signature page to this registration statement)*
---------------------------------
*    Filed herewith.

(1) Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(2) Incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

ITEM 17.  UNDERTAKINGS
          ------------

A.    RULE 415 OFFERING.

      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
        registration statement.   Notwithstanding the foregoing, any increase or
        decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-3, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norcross, State of Georgia, on February 6, 1998.

                                             PEDIATRIC SERVICES OF AMERICA, INC.

                                      By: /s/ Joseph D. Sansone
                                          --------------------------
                                          Joseph D. Sansone
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph D. Sansone and Stephen M. Mengert, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 6, 1998.

Signatures                     Title
----------                     -----

/s/ Joseph D. Sansone             Chairman of the Board of Directors,
---------------------------       President and Chief Executive Officer
Joseph D. Sansone                 (Principal Executive Officer)


/s/ Stephen M. Mengert            Chief Financial Officer, Senior Vice
---------------------------       President, Treasurer and Secretary
Stephen M. Mengert                (Principal Financial and Accounting Officer)

/s/ Michael J. Finn               Director
---------------------------
Michael J. Finn

/s/ Adam O. Holzhauer             Director
---------------------------
Adam O. Holzhauer

/s/ Robert P. Pinkas              Director
---------------------------
Robert P. Pinkas
                      [SIGNATURES CONTINUED ON NEXT PAGE]

/s/ Irving S. Shapiro             Director
---------------------------
Irving S. Shapiro

/s/ Richard S. Smith              Director
---------------------------
Richard S. Smith

                                 INDEX OF EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

4.1(a)       Amended and Restated Certificate of Incorporation of the
             Registrant(1)

4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (2)

4.2          Amended and Restated Bylaws of the Registrant (3)

5.1          Opinion of Long Aldridge & Norman LLP*

23.1         Consent of Ernst & Young LLP*

23.2         Consent of Deloitte & Touche LLP*

23.3 Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5.1)*

24           Powers of Attorney (see signature page to this registration statement)*
---------------------------------

*    Filed herewith

(1) Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(2) Incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

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